UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of earliest event reported): May 22, 2013

LIME ENERGY CO.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization	001-16265 (Commission File #)	36-4197337 (IRS Employer Identification No.)

16810 Kenton Drive, Suite 240, Huntersville North Carolina 28078
(Address of principal executive offices)

(704) 892-4442
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard;

Transfer of Listing.

As previously disclosed, the Company received a notice from the NASDAQ Listing Qualifications Staff on January 9, 2013 regarding the Company’s failure to satisfy NASDAQ Listing Rule 5250(c)(1) because the Company had not filed its Quarterly Reports on Form 10-Q for the periods ended June 30, and September 30, 2012, and that as a result the Company’s common stock was subject to delisting from the NASDAQ Stock Market. The Company requested a hearing before the NASDAQ Hearings Panel (the “Panel”) to review the listing determination and to request that the Panel grant the Company additional time to regain compliance.  The hearing was held on February 21, 2013.  On March 6, 2013, the Panel granted the Company’s request for continued listing of its common stock on the NASDAQ Stock Market, subject to certain conditions, including the condition that on or before August 9, 2013, the Company shall file its Form 10-Q for the quarter ended March 31, 2013.

On May 22, 2013, Lime Energy Co. (the “Company”) received a letter from The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that the Company was not in compliance with NASDAQ Listing Rule 5250(c)(1) because the Company had not yet filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 (the “Additional Deficiency”) and that the Additional Deficiency served as an additional basis for delisting the Company’s common stock from the NASDAQ Stock Market.  That letter also formally notified the Company the Panel would consider the Additional Deficiency in their decision regarding the Company’s continued listing on the NASDAQ Stock Market.  The Company expects to present its views with respect to the Additional Deficiency to the Panel no later than May 29, 2013.

The Company expects that it will file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 on or before July 31, 2013.  The Company also expects that it will file restated financial information for the years ended December 31, 2008, December 31, 2009, December 3, 2010 and December 31, 2011 and for the quarter ended March 31, 2012 (the “Affected Periods”) on or before June 30, 2013.  As previously disclosed, the Company’s Audit Committee has determined that the Company’s consolidated financial statements for the Affected Periods could not be relied on.  The Company also expects that it will file its file its Annual Report on Form 10-K for the year ended December 31, 2012 and its financial statements for the quarters ended June 30, 2012 and September 30, 2012 on or before June 30, 2013.

A press release related to the letter received from NASDAQ on May 22, 2013 is attached hereto as Exhibit 99.1.

Cautionary Note Regarding Forward-Looking Statements

This current report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this current report is not a guarantee of future events, and that actual events and results may differ materially from those made in or suggested by the forward-looking information contained in this current report. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements, including how promptly we are able to complete our previously disclosed accounting review, and the results of that review , as well as those factors discussed in our Annual Report on Form 10-K, filed on March 16, 2012 with the SEC, which can be found at the SEC’s website www.sec.gov, each of which is specifically incorporated into this current report. Any forward-looking information presented herein is made only as of the date of this current report, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Item 9.01                         Financial Statements and Exhibits.

(d)                             Exhibits

99.1                  Press Release dated May 28, 2013

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIME ENERGY CO.:

Dated: May 28, 2013	By:	/s/ Jeffrey Mistarz
Jeffrey Mistarz
Executive Vice President
Chief Financial Officer & Treasurer